CONSENT OF LEMLEY INTERNATIONAL LIMITED

In connection with NovaGold Resources Inc.’s registration statement on Form F-10 originally dated December 16, 2011, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), I, Randal Hartman, on behalf of Lemley International Limited, hereby consent to references to Lemley International Limited’s name and to the involvement of Lemley International Limited in the preparation of the “Galore Creek Copper-Gold Project NI 43-101 Technical Report on Pre-Feasibility Study, British Columbia – Canada” dated September 12, 2011 (the “Technical Report”) in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Technical Report in the Registration Statement.

DATED:   January 5, 2012

LEMLEY INTERNATIONAL LIMITED

/s/ Randal Hartman
Name: Randal Hartman
Title: Chief Financial Officer